UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

House of Taylor Jewelry, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-25377 (Commission File Number)	33-0805583 (IRS employer identification no.)

9200 Sunset Blvd. Suite 425 West Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 860-2660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On August 1, 2005, House of Taylor Jewelry, Inc. (formerly Nurescell Inc.) (the “Company”) dismissed Marcum & Kliegman LLP, the independent public accountants previously engaged as the principal accountants to audit the Company’s financial statements. The reports of Marcum & Kliegman LLP on the Company’s financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles except that they included an explanatory paragraph stating that the financial statements had been prepared assuming that the Company would continue as a going concern and that there was substantial doubt about its ability to continue as a going concern.

On August 1, 2005, the Company engaged Stonefield Josephson, Inc. as the Company's new principal independent accountants to audit the Company's financial statements. The decision to dismiss Marcum & Kliegman LLP and engage Stonefield Josephson, Inc. was approved by the Company's Board of Directors.

In connection with the Company's financial statements for the fiscal years ended March 31, 2004 and 2005, there were no disagreements between the Company and Marcum & Kliegman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Marcum & Kliegman LLP would have caused Marcum & Kliegman LLP to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's financial statements.

During the two most recent fiscal years ended March 31, 2005 and 2004, the Company did not consult with Stonefield Josephson, Inc. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company requested that Marcum & Kliegman LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Marcum & Kliegman LLP’s letter is attached to this Report as Exhibit 16.1.

Item 9.01    Financial Statements and Exhibits

 (a)    Not applicable.

 (b)    Not applicable.

 (c)    Exhibits

The following Exhibit is attached to this Report.

Exhibit No.	Description
16.1	Letter of Marcum & Kliegman LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

House of Taylor Jewelry, Inc.

Date: August 5, 2005	By:	/s/ JACK BREHM
Jack Brehm, Chief Financial Officer (Principal Financial and Accounting Officer)

3